                                                                                                            News Release

Cory T. Walker

October 17, 2011                                        Chief Financial Officer

                                                                        (386) 239-7250

BROWN & BROWN, INC.
ANNOUNCES 5.2% INCREASE IN TOTAL REVENUES

(Daytona Beach and Tampa, Florida) . . . Brown & Brown, Inc. (NYSE:BRO) today announced its financial results for the third quarter of 2011.

Net income for the third quarter of 2011 was $44,173,000, or $0.30 per share, compared with $44,293,000, or $0.31 per share for the same quarter of 2010, a decrease of 0.3%.  Total revenue for the third quarter ended September 30, 2011 was $260,401,000, compared with 2010 third-quarter revenue of $247,616,000, an increase of 5.2%.

Total revenue for the nine months ended September 30, 2011 was $769,445,000, compared with total revenue for the same period of 2010 of $743,554,000.  Net income for the nine-month period ended September 30, 2011 was $127,501,000, or $0.88 per share, compared with $129,606,000, or $0.90 per share for the same period of 2010.

J. Powell Brown, President and Chief Executive Officer of Brown & Brown, Inc., noted, “We continue to swim upstream against a very difficult economy.  We are pleased that our Services, National Programs and Wholesale Brokerage Divisions achieved positive internal revenue growth for the third quarter.”

In the third quarter of 2011, $2,600,000 was expensed as a result of a legal claim first raised in 1994 that a subsidiary of the Company vigorously defended for 17 years until exhausting all appellate avenues for review.  This claim expense reduced the Company’s diluted net income per share for the third quarter of 2011 by $0.01.

Brown & Brown, Inc., through its subsidiaries, offers a broad range of insurance and reinsurance products and services.  Additionally, certain Brown & Brown subsidiaries offer a variety of risk management, third party administration, and other services. Serving business, public entity, individual, trade and professional association clients nationwide, the Company is ranked by Business Insurance magazine as the United States’ seventh largest independent insurance intermediary. The Company’s Web address is www.bbinsurance.com.

This press release may contain certain statements relating to future results which are forward-looking statements, including those relating to future financial results and to acquisition opportunities. These statements are not historical facts, but instead represent only the Company’s current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results, financial condition and achievements may differ, possibly materially, from the anticipated results, financial condition and achievements contemplated by these forward-looking statements. Further information concerning the Company and its business, including factors that potentially could materially affect the Company’s financial results and condition, as well as its other achievements, are contained in the Company’s filings with the Securities and Exchange Commission. Some factors include: general economic conditions around the country; downward commercial property and casualty premium pressures; the effects of legislative and regulatory changes in Florida pertaining to the insurance industry, including those relating to coastal property coverages; the competitive environment; the integration of the Company’s operations with those of businesses or assets the Company has acquired or may acquire in the future and the failure to realize the expected benefits of such integration; and the potential occurrence of a disaster that affects certain areas of the States of California, Florida, Indiana, Michigan, New Jersey, New York, Pennsylvania, Texas and/or Washington, where significant portions of the Company’s business are concentrated.  All forward-looking statements made herein are made only as of the date of this release, and the Company does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter becomes aware.

# # #

Brown & Brown, Inc.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended September 30		For the Nine Months Ended September 30

	2011	2010	2011	2010
REVENUES

Commissions and fees	$257,177	$246,102	$764,612	$737,829
Investment income	317	345	934	1,022
Other income, net	2,907	1,169	3,899	4,703
Total revenues	260,401	247,616	769,445	743,554

EXPENSES

Employee compensation and benefits	126,877	122,001	379,286	365,556
Non-cash stock-based compensation	2,856	1,495	8,338	5,230
Other operating expenses	38,434	31,301	109,489	101,256
Amortization	13,725	12,869	40,790	38,072
Depreciation	3,062	3,116	9,276	9,498
Interest	3,565	3,607	10,780	10,847
Change in estimated acquisition earn-out payables	(810)	193	656	(1,036)
Total expenses	187,709	174,582	558,615	529,423

Income before income taxes	72,692	73,034	210,830	214,131

Income taxes	28,519	28,741	83,329	84,525

Net income	$ 44,173	$ 44,293	$127,501	$129,606

Net income per share:
Basic	$0.31	$0.31	$0.89	$0.91
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Diluted	$0.30	$0.31	$0.88	$0.90
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Weighted average number of shares outstanding:
Basic	138,690	138,093	138,475	137,802
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Diluted	140,443	139,507	140,120	139,128
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Dividends declared per share	$0.0800	$0.0775	$0.2400	$0.2325
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Brown & Brown, Inc.
INTERNAL GROWTH SCHEDULE
Core Commissions and Fees(1)
Three Months Ended September 30, 2011
  (in thousands)
(unaudited)

	Quarter Ended 09/30/11	Quarter Ended 09/30/10	Total Net Change	Total Net Growth %	Less Acquisition Revenues	Internal Net Growth $	Internal Net Growth %

Florida Retail
	$ 34,840	$ 34,173	$ 667	2.0%	$ 1,674	$ (1,007)	(2.9)%
National Retail	87,307	80,611	6,696	8.3%	10,227	(3,531)	(4.4)%
Western Retail	26,680	25,028	1,652	6.6%	3,539	(1,887)	(7.5)%

  Total Retail

	148,827	139,812	9,015	6.4%	15,440	(6,425)	(4.6)%

Professional Programs	11,525	11,675	(150)	(1.3)%	-	(150)	(1.3)%
Special Programs	38,637	37,542	1,095	2.9%	675	420	1.1%
Total National Programs	50,162	49,217	945	1.9%	675	270	0.5%

Wholesale Brokerage

	34,505	34,369	136	0.4%	-	136	0.4%

Services	16,450	11,786	4,664	39.6%	4,352	312	2.6%

Total Core Commissions and Fees (1)	$249,944	$235,184	$14,760	6.3%	$20,467	$(5,707)	(2.4)%
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Reconciliation of Internal Growth Schedule
to Total Commissions and Fees
Included in the Consolidated Statements of Income
For the Three Months Ended September 30, 2011 and 2010
(in thousands)
(unaudited)

	Quarter Ended 09/30/11	Quarter Ended 09/30/10
Total core commissions and fees(1)	$249,944	$235,184
Contingent commissions	7,233	9,667
Divested business	-	1,251

Total commission & fees	$257,177	$246,102
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(1)

Total core commissions and fees are our total commissions and fees less (i) profit-sharing contingent commissions (revenue derived from special revenue-sharing commissions from insurance companies based upon the volume and the growth and/or profitability of the business placed with such companies during the prior year), and (ii) divested business (commissions and fees generated from offices, books of business or niches sold by the Company or terminated).

Brown & Brown, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	September 30,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$ 334,497	$ 272,984
Restricted cash and investments	146,033	123,594
Short-term investments	7,612	7,678
Premiums, commissions and fees receivable	212,051	214,446
Deferred income taxes	8,837	20,076
Other current assets	23,664	14,031
Total current assets	732,694	652,809

Fixed assets, net	59,807	59,713
Goodwill	1,268,957	1,194,827
Amortizable intangible assets, net	481,930	481,900
Other assets	17,915	11,565
Total assets	$2,561,303	$2,400,814
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LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Premiums payable to insurance companies	$ 325,996	$ 311,346
Premium deposits and credits due customers	46,440	28,509
Accounts payable	24,062	33,693
Accrued expenses and other liabilities	90,641	94,947
Current portion of long-term debt	1,142	1,662
Total current liabilities	488,281	470,157

Long-term debt	250,603	250,067

Deferred income taxes, net	167,074	146,482

Other liabilities	38,784	27,764

Shareholders’ equity:
Common stock, par value $0.10 per share; authorized 280,000 shares; issued and outstanding 143,382 at 2011 and 142,795 at 2010	14,338	14,279
Additional paid-in capital	303,966	286,997
Retained earnings	1,298,256	1,205,061
Accumulated other comprehensive income	1	7

Total shareholders’ equity	1,616,561	1,506,344

Total liabilities and shareholders’ equity	$2,561,303	$2,400,814
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